Exhibit 24.01
Power of Attorney

WHEREAS, OGE ENERGY CORP., an Oklahoma corporation (herein referred to as "OGE Energy"), is to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements on Form S-8 (or such other appropriate form, including post-effective amendments to existing Registration Statements on Form S-8) relating to the issuance and sale of up to 8,417,755 shares of common stock of OGE Energy pursuant to the OGE Energy Corp. 2022 Stock Incentive Plan.

WHEREAS, each of the undersigned holds the office or offices in OGE Energy herein-below set opposite his or her name, respectively.

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints SEAN TRAUSCHKE, W. BRYAN BUCKLER and SARAH R. STAFFORD and each of them individually, his or her attorney with full power to act for him or her and in his or her name, place and stead, to sign his or her name in the capacity or capacities set forth below to the Registration Statements on Form S-8 (or such other appropriate form, including post-effective amendments to existing Registration Statements on Form S-8) relating to the issuance and sale of up to 8,417,755 shares of common stock of OGE Energy pursuant to the OGE Energy Corp. 2022 Stock Incentive Plan, and to any and all amendments (including post-effective amendments) to such Registration Statements, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 19th day of May, 2022.

Sean Trauschke, Chairman, Principal Executive Officer and Director	/s/ Sean Trauschke
Frank A. Bozich, Director	/s/ Frank A. Bozich
Peter D. Clarke, Director	/s/ Peter D. Clarke
David L. Hauser, Director	/s/ David L. Hauser
Luther C. Kissam, IV, Director	/s/ Luther C. Kissam, IV
Judy R. McReynolds, Director	/s/ Judy R. McReynolds
David E. Rainbolt, Director	/s/ David E. Rainbolt
J. Michael Sanner, Director	/s/ J. Michael Sanner
Sheila G. Talton, Director	/s/ Sheila G. Talton
W. Bryan Buckler, Principal Financial Officer	/s/ W. Bryan Buckler
Sarah R. Stafford, Principal Accounting Officer	/s/ Sarah R. Stafford

Exhibit 24.01
STATE OF OKLAHOMA )
) SS
COUNTY OF OKLAHOMA )

On the date indicated above, before me, Kelly G. Hamilton-Coyer, Notary Public in and for said County and State, the above named directors and officers of OGE ENERGY CORP., an Oklahoma corporation, known to me to be the persons whose names are subscribed to the foregoing instrument, severally acknowledged to me that they executed the same as their own free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the 19th day of May, 2022.

/s/ Kelly G. Hamilton-Coyer
By: Kelly G. Hamilton-Coyer
Notary Public
My commission expires:
July 6, 2025